UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2013, Adept Technology, Inc. (“Adept”) held its 2013 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote of Adept stockholders at the Annual Meeting, as well as the number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter. More information about these proposals is provided in Adept's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2013.

Proposal 1 – Election of Directors. The stockholders elected each of the following persons as a director to hold office until the 2014 Annual Meeting of Stockholders and until his or her successor is elected and qualified as follows:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES	TOTAL
Benjamin A. Burditt	7,156,666	18,165	4,199,306	11,374,137
Rob Cain	7,156,096	18,735	4,199,306	11,374,137
Martin M. Hale, Jr.	6,511,572	663,259	4,199,306	11,374,137
A. Richard Juelis	6,982,301	192,530	4,199,306	11,374,137
Michael P. Kelly	7,156,206	18,625	4,199,306	11,374,137
Herbert J. Martin	7,155,636	19,195	4,199,306	11,374,137

Proposal 2 – Advisory Approval of  Named Executive Officer Compensation. The stockholders cast an advisory vote to approve named executive officer compensation as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES	TOTAL
7,068,677	62,538	43,616	4,199,306	11,374,137

Proposal 3 – Advisory Approval of Frequency of Advisory Vote on Named Executive Officer Compensation. The stockholders voted to hold the advisory approval on named executive officer compensation annually as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES	TOTAL
6,862,609	60,168	213,353	38,701	4,199,306	11,374,137

In light of the vote and the Adept Board’s recommendation of approval of a frequency of every year, Adept intends to hold the advisory vote on named executive compensation annually until the next required vote on frequency of such advisory approval.

Proposal 4 – Ratification of Appointment of Auditor. The stockholders voted to ratify the appointment of Armanino LLP to serve as the independent auditor of Adept for its fiscal year ending June 30, 2014 as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	TOTAL
11,131,850	19,552	222,735	11,374,137

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  November 21, 2013                                   By:           /s/ Seth Halio
Seth Halio
Chief Financial Officer